Exhibit 99.2

1400 Union Meeting Road Blue Bell, PA 19422
Phone: 215-619-2700
Fax: 215-619-7841

Contacts:

Ian Harvie of C&D: 215-619-7835

Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

For Immediate Release

C&D TECHNOLOGIES ANNOUNCES RECAPITALIZATION AND DESCRIBES STRATEGIC DIRECTION

Blue Bell, PA—November 16, 2006—C&D Technologies (NYSE: CHP), a leading global producer and marketer of electrical power storage and conversion products used in telecommunications, industrial and motive applications, today announced that it has entered into a definitive securities purchase agreement for the private placement of $54.5 million of 5.5% convertible senior unsecured notes due 2026. The notes are callable by the Company at any time after five years, and the holders of the notes have a put option on November 15 in each of 2011, 2016 and 2021. The Company will use the proceeds from the financing to repay its $50 million secured term loan which currently is priced at Libor plus 700 basis points, fees and expenses associated with the offering and for general corporate purposes. The notes will pay interest semi-annually, in cash. Upon election of the investors, the notes may be converted into shares of the Company's common stock at a conversion price of approximately $4.84, which represents a premium of approximately 12.5% to the closing price of the Company’s common stock on the New York Stock Exchange on November 15, 2006. Settlement and delivery of the notes is expected to occur on November 21, 2006.

The notes are being issued only to accredited investors who are qualified institutional buyers under Rule 144A and in accordance with Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated there under. Neither the notes nor the underlying shares of common stock have been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the private placement, the Company has agreed to file a registration statement to register for resale notes and the common stock issuable upon conversion of the notes.

In addition, C&D Technologies announced that it has made the decision to evaluate strategic alternatives for its Power Electronics Division, including the possible sale of the business. The Power Electronics Division is a world-leading manufacturer of dc-dc converters, ac-dc power supplies, digital panel meters, magnetic components and data acquisition devices. For the most recent fiscal year ended January 31, 2006 the Power Electronics Division reported revenues of $186 million. In connection with this process C&D has engaged UBS as its advisor.

Dr. Jeffrey A. Graves, President and CEO of C&D Technologies, said, “Over the past several quarters, C&D Technologies has faced severe financial headwinds including an unprecedented escalation in the cost of raw materials, particularly lead, an intense competitive environment and the challenges of integrating past acquisitions. The financing plans we have announced today position C&D for the future by providing a stable capital structure with no near-term debt maturities, elimination of restrictive monthly financial covenants, which have proved difficult to manage in a volatile commodity cost market and, for the short term, a more reasonable cost of financing - all factors that enhance our flexibility to manage and grow our core Power Systems Division.”

In commenting on the strategic direction of the company, Dr. Graves stated, “Over the last year we have worked hard to ensure that our Power Electronics Division has a strong and capable leadership team, a cost effective manufacturing base, a world-class design organization and strong customer relationships that will allow for profitable growth in the years to come. Under the leadership team we installed late last year, we have successfully completed the redesign of our products to meet our customers’ requirements for RoHS compliance, and, by December of this year, will have fully transitioned our contract manufacturing base into new Asian partners who have an excellent cost structure and operational focus that can meet the rigorous standards for power products. We have also announced, and are now rapidly executing, the consolidation of our design centers in North America, which, when complete, will provide the business with a highly competitive cost structure and outstanding design resources focused on our key end-markets. Through completion of these activities, the business will be well positioned to continue its leadership in dc-dc product design and to support the rapid growth of custom ac-dc designs that are now being requested by our customers.”

Dr. Graves concluded, “The integration efforts for our Power Electronics Division are nearing completion at a time when there is a great deal of M&A activity among global electronics manufacturers, driven by the desire to offer increased product ranges and attain further volume efficiencies required for leadership in this highly competitive marketplace. As we have driven the integration process for the three electronics companies acquired by C&D in recent years, it has become clear from a strategic standpoint that there are few, if any, synergies between the Company’s two operating business units, Power Systems and Power Electronics. While both businesses are strong in their own right, each would further benefit from a strong focus and through availability of adequate resources to drive increased growth and profitability. As a result, we believe that the evaluation of strategic alternatives for our Power Electronics Division is the right decision for our stockholders at this time.”

C&D Technologies emphasized that there can be no assurance that any transaction involving its Power Electronics Division will occur or, if one is undertaken, of its potential terms or timing. C&D Technologies may not update its progress or disclose developments with respect to potential strategic initiatives unless the Board of Directors has approved a definitive course of action or transaction.

In connection with the Company’s evaluation of strategic alternatives for its Power Electronics Division, the Company will be required to analyze potential impairment of the Power Electronics Division’s long lived and intangible assets. Such assessment is currently being conducted, and the impairment, if any would be reported when the Company reports its results for the third quarter ended October 31, 2006, currently scheduled for the first week in December. Consistent with prior communications the Company also reaffirmed that it would not be providing specific earnings guidance at this time given the continued volatility of commodity costs, particularly lead, and the impact of such changes on the Company’s projected results.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the convertible senior unsecured notes or any shares of common stock of the Company that may be issued upon the conversion thereof, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Conference call:

C&D management will host a conference call to discuss these matters on Thursday, November 16, 2006 at 10:00 a.m. Eastern Standard Time. Those parties interested in participating in the conference call via telephone should dial 706-679-4521 and enter conference ID number 2471128. A telephone replay of the conference call will begin immediately following the call and will be available through November 30, 2006 at midnight Eastern Standard Time. To access the rebroadcast, please dial 800-642-1687 (706-645-9291 for international callers) and enter code2471128. A webcast of the conference call will also be available at www.cdtechno.com.

Forward-looking Statements:

This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward- looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2006, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), particularly uncertainties with respect to commodity prices, particularly lead, general market conditions and the ability to successfully implement the Company’s productivity initiatives, including rationalizations, relocations and consolidations, could cause the company's actual results to differ materially from those expressed in any forward- looking statements made herein.

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), motive (material handling), telecommunications, and uninterruptible power supply (UPS) markets, as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. Through our Power Electronics Division, we manufacture and market custom, standard and modified-standard electronic power supply systems, including DC to DC converters, for large OEMs of telecommunications and networking equipment, as well as office and industrial equipment. The division also manufactures power conversion products sold into military and CATV applications as well as digital panel meters and data acquisition components. C&D Technologies' unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA.

C&D® is a registered trademark of C&D Technologies, Inc.